EXHIBIT 24.1- CONSENT OF ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of EMC Corporation on Form S-8 of our report dated January 23, 1997, on our audits of the consolidated financial statements and financial statement schedule of EMC Corporation as of December 31, 1996 and December 30, 1995 and for the years ended December 31, 1996, December 30, 1995, and December 31, 1994, which report is included in the Company's Annual Report on Form 10-K.


                                           /s/ Coopers & Lybrand L.L.P.
                                               COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
July 11, 1997